UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2005

THE PROVIDENCE SERVICE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 13, 2005, we acquired all of the equity interest in Children’s Behavioral Health, Inc., or CBH, for a total purchase price of approximately $14.5 million, subject to adjustments contained in the purchase agreement which was previously filed with the Current Report on Form 8-K as Exhibit 2.1 filed with the Securities and Exchange Commission on June 17, 2005. The purchase price consisted of $10.0 million in cash, 117,371 shares of our unregistered common stock valued at $3.0 million, and an unsecured, subordinated promissory note in the principal amount of approximately $776,000 after deducting certain credits related to preliminary working capital adjustments of approximately $724,000. The number of shares of our unregistered common stock issued in connection with this transaction and the principal and accrued interest thereon related to the promissory note may subsequently be adjusted in accordance with the terms and conditions of the purchase agreement. The purchase agreement contains representations, warranties, covenants and indemnifications typical for transactions of this type.

The cash portion of the purchase price was funded through our credit facility with Healthcare Business Credit Corporation, or HBCC. Borrowings under this credit facility bear interest at a rate equal to the sum of the annual rate in effect in the London Interbank market, or LIBOR, applicable to one month deposits of U.S. dollars on the business day preceding the date of determination plus 4.5% and all unpaid principal and any accrued and unpaid interest are due June 28, 2010. The principal balance under this credit facility is paid in consecutive monthly installments. If certain events of default including, but not limited to, failure to pay any installment of principal or interest when due, failure to pay any other charges, fees, expenses or other monetary obligations owing to HBCC when due or other particular covenant defaults, as more fully described in the Second Amended Loan and Security Agreement dated as of June 28, 2005, occur, HBCC may declare all unpaid principal and any accrued and unpaid interest and all fees and expenses immediately due. Under the Second Amended Loan and Security Agreement, any initiation of bankruptcy or related proceedings, assignment or sale of any asset or failure to remit any payments received by us on account to HBCC will accelerate all unpaid principal and any accrued and unpaid interest and all fees and expenses. In addition, if we default on certain of our indebtedness including the promissory note issued in connection with this acquisition, it could trigger a cross default under the Second Amended Loan and Security Agreement whereby HBCC may declare all unpaid principal and accrued and unpaid interest, other charges, fees, expenses or other monetary obligations immediately due.

The unsecured, subordinated promissory note in the principal amount of approximately $776,000 was issued to Mr. Nulton. The promissory note can be adjusted upwards to a total principal amount of $1.5 million or adjusted downward to zero in accordance with the terms and conditions of the purchase agreement. The promissory note bears interest of 5% with interest payable semi-annually beginning December 1, 2005 and all unpaid principal and any accrued and unpaid interest due June 13, 2010. Failure to pay any installment of principal or interest when due or the initiation of bankruptcy or related proceedings by us constitutes an event of default under the promissory note provisions. If a failure to pay any installment of principal or interest when due remains uncured after the time provided by the promissory note, the unpaid principal and any accrued and unpaid interest may become due immediately. In the case of bankruptcy or related proceedings initiated by us, the unpaid principal and any accrued and unpaid interest becomes due immediately.

This acquisition expands our presence in Pennsylvania and increases our children’s services component.

We issued a press release on June 14, 2005 announcing the acquisition. A copy of this press release is attached hereto as Exhibit 99.1.

On June 17, 2005, we filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the transaction described above. We are amending such Current Report on Form 8-K to provide the financial information required by Item 9.01 of the Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Children’s Behavioral Health

(consisting of the combined

Behavioral Health Rehabilitation Services and Cambria Partial Hospitalization programs operated by Nulton Diagnostic & Treatment Center, PC)

The financial statements of the businesses acquired are as follows:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Children’s Behavioral Health

Tucson, Arizona

We have audited the accompanying combined balance sheet of Children’s Behavioral Health (consisting of the combined Behavioral Health Rehabilitation Services and Cambria Partial Hospitalization programs operated by Nulton Diagnostic & Treatment Center, PC) as of December 31, 2004, and the related combined statements of income and changes in equity and cash flows for the year then ended. These financial statements are the responsibility of the company management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Children’s Behavioral Health (consisting of the combined Behavioral Health Rehabilitation Services and Cambria Partial Hospitalization programs operated by Nulton Diagnostic & Treatment Center, PC) as of December 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/S/ JOSEPH DECOSIMO AND COMPANY, PLLC

Chattanooga, Tennessee

August 16, 2005

Children’s Behavioral Health

(consisting of the combined

Behavioral Health Services and Cambria Partial Hospitalization programs operated by Nulton Diagnostic & Treatment Center, PC)

Combined Balance Sheet

As of December 31, 2004

Assets
Current assets:
Accounts receivable	$1,146,441
Property and equipment, net	12,893

Total assets	$1,159,334

Liabilities and equity
Current liabilities:
Accounts payable	$54,610
Accrued expenses	307,860

Total liabilities	362,470
Equity	796,864

Total liabilities and equity	$1,159,334

See accompanying notes

Children’s Behavioral Health

(consisting of the combined

Behavioral Health Services and Cambria Partial Hospitalization programs operated by Nulton Diagnostic & Treatment Center, PC)

Combined Statement of Income and Changes in Equity

For the year ended December 31, 2004

Client service revenue	$9,344,100

Operating expenses:
Client service expense	6,343,048
Depreciation expense	3,775

Total operating expenses	6,346,823

Net income	2,997,277
Equity at December 31, 2003	795,780
Distribution to related party	2,996,193

Equity at December 31, 2004	$796,864

See accompanying notes

Children’s Behavioral Health

(consisting of the combined

Behavioral Health Services and Cambria Partial Hospitalization programs operated by Nulton Diagnostic & Treatment Center, PC)

Combined Statement of Cash Flows

For the year ended December 31, 2004

Operating activities
Net income	$2,997,277
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,775
Accounts receivable	(51,210)
Prepaid expenses	1,820
Accounts payable	(4,996)
Accrued expenses	54,686

Net cash provided by operating activities	3,001,352

Investing activities
Purchase of property and equipment	(5,159)

Net cash used in investing activities	(5,159)

Financing activities
Distribution to related party	(2,996,193)

Net cash used in financing activities	(2,996,193)

Net change in cash	—
Cash at beginning of year	—

Cash at end of year	$—

See accompanying notes

Children’s Behavioral Health

(consisting of the combined

Behavioral Health Rehabilitation Services and Cambria Partial Hospitalization programs operated by Nulton Diagnostic & Treatment Center, PC)

Notes to the Combined Financial Statements

December 31, 2004

1. Description of Business and Summary of Significant Accounting Policies

Description of Business and Basis of Presentation

Children’s Behavioral Health (the “Company”) consists of the combined Behavioral Health Rehabilitation Services and Cambria Partial Hospitalization programs (“BHRS-Cambria”), which were operated by Nulton Diagnostic & Treatment Center, PC, (“Nulton”) prior to June 13, 2005. Effective June 13, 2005, the combined net assets of the Company were transferred to the newly formed Children’s Behavioral Health, Inc. (“CBH, Inc.”), from Nulton for purposes of affecting the sale of the Company pursuant to a purchase agreement whereby The Providence Service Corporation acquired all of the then existing equity interest in CBH, Inc. from Larry J. Nulton, the sole shareholder of CBH, Inc. and Nulton, on that day.

The accompanying combined financial statements reflect the combined net assets, results of operations and cash flows of the BHRS-Cambria programs in accordance with accounting principles generally accepted in the United States as of December 31, 2004. All significant inter-program balances and transactions have been eliminated in the combination. During the year ended December 31, 2004, while still operated by Nulton, BHRS-Cambria provided funding for other operations of Nulton and, as a result, distributed all of its net cash flow for those operations.

The Company is engaged in the business of providing behavioral health rehabilitation, mobile therapy, in-home counseling and family therapy, school-based services and partial hospitalization program services primarily to children in Pennsylvania under Medicaid licenses granted by the Department of Public Welfare of the Commonwealth of Pennsylvania.

Concentration of Credit Risk

Fee-for-service Medicaid payments received from the Commonwealth of Pennsylvania accounted for approximately 98% of the Company’s revenue for the year ended December 31, 2004. Concentrations of credit risk with respect to accounts receivable are limited, since the Company derives the majority of its revenue from the State.

Fair Value of Financial Instruments

The carrying amounts of accounts receivable and accounts payable approximate their fair value because of the relatively short-term maturity of these instruments.

Property and equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to earnings when they are incurred. Upon the disposition of any asset, its accumulated depreciation is deducted from the original cost, and any gain or loss is reflected in current earnings.

Revenue Recognition

Revenue is recognized at the time services are rendered, at billing rates established by the Commonwealth of Pennsylvania under its Medicaid program for behavioral health services, and collection of such amounts are considered to be probable.

Income Taxes

Due to the nature of the Company’s relationship with Nulton described above, the income tax liability of the Company was the responsibility of Larry J. Nulton, the sole shareholder of Nulton, by virtue of the fact that Nulton elected to be taxed as an S Corporation for federal and state tax purposes and, thus, no provision for income tax was recorded for the year ended December 31, 2004 in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Related Party Transactions

The Company engaged in cash flow transactions with Nulton for the purpose of distributing working and investment capital to Nulton to fund Nulton’s other operations. For the year ended December 31, 2004, the Company distributed working and investment capital in the form of cash disbursements to Nulton in the amount of approximately $3.0 million.

The Company is obligated under three non-cancelable operating lease agreements with Larry J. Nulton, a related party, for its operating and office facilities. For the year ended December 31, 2004, the Company paid Larry J. Nulton approximately $49,000 under these lease agreements.

3. Property and Equipment

Property and equipment consisted of the following at December 31, 2004:

Furniture and equipment	$20,766
Less accumulated depreciation	7,873

$12,893

The useful lives of the furniture and equipment for purposes of estimating the depreciation expense of $3,775 for the year ended December 31, 2004 were assumed to be between three and seven years.

4. Leases

The Company leases all of its operating and office facilities for various terms under non-cancelable operating lease agreements. The leases expire in various years and provide for renewal options. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. Also, the lease agreements generally require the Company to pay executory costs such as real estate taxes, insurance, and repairs.

Future minimum payments under non-cancelable operating leases with initial terms of one year or more consisted of the following at December 31, 2004:

Year ending December 31,
2005	$60,896
2006	82,791
2007	71,287

$214,974

Facility rent expense was approximately $83,000 for the year ended December 31, 2004. Approximately $49,000 of the total facility rent expense for the year ended December 31, 2004 related to three operating lease agreements with Larry J. Nulton, a related party.

5. Retirement Plan

The Company sponsored a 401(k) retirement plan that covers all eligible employees. The Company made no matching or discretionary contributions to the retirement plan in 2004.

6. Subsequent Events

In June 2005, the combined net assets of the Company were transferred to CBH, Inc. from Nulton for purposes of affecting the sale of the Company pursuant to the purchase agreement described below.

On June 13, 2005, CBH, Inc. entered into an agreement with The Providence Service Corporation, Nulton and Larry J. Nulton, an individual, pursuant to which The Providence Service Corporation acquired all of the then existing equity interest in CBH, Inc. from Mr. Nulton. The purchase was negotiated by the parties at arms length and totaled approximately $14.5 million, subject to adjustments contained in the purchase agreement. The purchase price consisted of $10.0 million in cash, 117,371 shares of The Providence Service Corporation’s unregistered common stock valued at $3.0 million, and an unsecured, subordinated promissory note in the principal amount of approximately $776,000 after deducting certain credits related to preliminary working capital adjustments of approximately $724,000.

Children’s Behavioral Health

(consisting of the combined

Behavioral Health Services and Cambria Partial Hospitalization programs operated by Nulton Diagnostic & Treatment Center, PC)

Combined Balance Sheets

	March 31, 2005 (Unaudited)	December 31, 2004 (Note 1)
Assets
Current assets:
Accounts receivable	$942,382	$1,146,441
Prepaid expense	1,820	—

Total current assets	944,202	1,146,441
Property and equipment, net	11,974	12,893

Total assets	$956,176	$1,159,334

Liabilities and equity
Current liabilities:
Accounts payable	$47,987	$54,610
Accrued expenses	457,151	307,860

Total liabilities	505,138	362,470
Equity	451,038	796,864

Total liabilities and equity	$956,176	$1,159,334

See accompanying notes

Children’s Behavioral Health

(consisting of the combined

Behavioral Health Services and Cambria Partial Hospitalization programs operated by Nulton Diagnostic & Treatment Center, PC)

Combined Statements of Income and Changes in Equity

	Three months ended March 31, (Unaudited)
	2005	2004
Client service revenue	$2,385,427	$2,359,854

Operating expenses:
Client service expense	1,675,750	1,517,591
Depreciation expense	919	944

Total operating expenses	1,676,669	1,518,535

Net income	708,758	841,319
Equity at beginning of period	796,864	795,780
Distribution to related party	1,054,584	325,143

Equity at end of period	$451,038	$1,311,956

See accompanying notes

Children’s Behavioral Health

(consisting of the combined

Behavioral Health Services and Cambria Partial Hospitalization programs operated by Nulton Diagnostic & Treatment Center, PC)

Combined Statements of Cash Flows

	Three months ended March 31, (Unaudited)
	2005	2004
Operating activities
Net income	$708,758	$841,319
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	919	944
Accounts receivable	204,059	(612,264)
Prepaid expenses	(1,820)	—
Accounts payable	(6,623)	(5,083)
Accrued expenses	149,291	100,227

Net cash provided by operating activities	1,054,584	325,143

Financing activities
Distribution to related party	(1,054,584)	(325,143)

Net cash used in financing activities	(1,054,584)	(325,143)

Net change in cash	—	—
Cash at beginning of period	—	—

Cash at end of period	$—	$—

See accompanying notes

Children’s Behavioral Health

(consisting of the combined

Behavioral Health Rehabilitation Services and Cambria Partial Hospitalization programs operated by Nulton Diagnostic & Treatment Center, PC)

Notes to the Unaudited Combined Financial Statements

March 31, 2005

1. Description of Business and Summary of Significant Accounting Policies

Description of Business and Basis of Presentation

Children’s Behavioral Health (the “Company”) consists of the combined Behavioral Health Rehabilitation Services and Cambria Partial Hospitalization programs (“BHRS-Cambria”), which were operated by Nulton Diagnostic & Treatment Center, PC, (“Nulton”) prior to June 13, 2005. Effective June 13, 2005, the combined net assets of the Company were transferred to the newly formed Children’s Behavioral Health, Inc. (“CBH, Inc.”), from Nulton for purposes of affecting the sale of the Company pursuant to a purchase agreement whereby The Providence Service Corporation acquired all of the then existing equity interest in CBH, Inc. from Larry J. Nulton, the sole shareholder of CBH, Inc. and Nulton, on that day.

The accompanying unaudited combined financial statements reflect the combined net assets, results of operations and cash flows of the BHRS-Cambria programs as of March 31, 2005 and 2004. All significant inter-program balances and transactions have been eliminated in the combination. During the three months ended March 31, 2005 and 2004, while still operated by Nulton, BHRS-Cambria provided funding for other operations of Nulton and, as a result, distributed all of its net cash flow for those operations.

The accompanying unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the three months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2005.

The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements contained herein should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2004.

The Company is engaged in the business of providing behavioral health rehabilitation, mobile therapy, in-home counseling and family therapy, school-based services and partial hospitalization program services primarily to children in Pennsylvania under Medicaid licenses granted by the Department of Public Welfare of the Commonwealth of Pennsylvania.

Concentration of Credit Risk

Fee-for-service Medicaid payments received from the Commonwealth of Pennsylvania accounted for approximately 98% and 99% of the Company’s revenue for the three months ended March 31, 2005 and 2004. Concentrations of credit risk with respect to accounts receivable are limited, since the Company derives the majority of its revenue from the State.

Property and equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to earnings when they are incurred. Upon the disposition of any asset, its accumulated depreciation is deducted from the original cost, and any gain or loss is reflected in current earnings.

Revenue Recognition

Revenue is recognized at the time services are rendered, at billing rates established by the Commonwealth of Pennsylvania under its Medicaid program for behavioral health services, and collection of such amounts are considered to be probable.

Income Taxes

Due to the nature of the Company’s relationship with Nulton described above, the income tax liability of the Company was the responsibility of Larry J. Nulton, the sole shareholder of Nulton, by virtue of the fact that Nulton elected to be taxed as an S Corporation for federal and state tax purposes and, thus, no provision for income tax was recorded for the three months ended March 31, 2005 and 2004 in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Related Party Transactions

The Company engaged in cash flow transactions with Nulton for the purpose of distributing working and investment capital to Nulton to fund Nulton’s other operations. For the three months ended March 31, 2005 and 2004, the Company distributed working and investment capital in the form of cash disbursements to Nulton in the amount of approximately $1.1 million and $325,000.

The Company is obligated under three non-cancelable operating lease agreements with Larry J. Nulton, a related party, for its operating and office facilities. For the three months ended March 31, 2005 and 2004, the Company paid Larry J. Nulton approximately $12,000 per period under these lease agreements.

3. Subsequent Events

In June 2005, the combined net assets of the Company were transferred to CBH, Inc. from Nulton for purposes of affecting the sale of the Company pursuant to the purchase agreement described below.

On June 13, 2005, CBH, Inc. entered into an agreement with The Providence Service Corporation, Nulton and Larry J. Nulton, an individual, pursuant to which The Providence Service Corporation acquired all of the then existing equity interest in CBH, Inc. from Mr. Nulton. The purchase was negotiated by the parties at arms length and totaled approximately $14.5 million, subject to adjustments contained in the purchase agreement. The purchase price consisted of $10.0 million in cash, 117,371 shares of The Providence Service Corporation’s unregistered common stock valued at $3.0 million, and an unsecured, subordinated promissory note in the principal amount of approximately $776,000 after deducting certain credits related to preliminary working capital adjustments of approximately $724,000.

(b) Pro-forma Financial Information

The pro forma consolidated financial statements are as follows:

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma financial information combines the historical consolidated financial information of The Providence Service Corporation (the “Company”) and the financial statements of Children’s Behavioral Health (“CBH”), which consists of the combined Behavioral Health Rehabilitation Services and Cambria Partial Hospitalization programs. The combined net assets of CBH were transferred to Children’s Behavioral Health, Inc. (“CBH, Inc.”) in June 2005 for purposes of affecting the sale of CBH under a purchase agreement whereby the Company acquired all of the equity interest in CBH, Inc. on June 13, 2005. This unaudited pro forma consolidated information gives effect to the acquisition of CBH, Inc. using the purchase method of accounting as if the acquisition had been consummated at January 1, 2004 for the statement of operations and March 31, 2005 for the balance sheet. Certain reclassifications have been made to CBH’s historical presentation to conform to our presentation. These reclassifications do not materially impact our and CBH’s results of operations for the periods presented.

The Company’s historical financial information was derived from the Company’s audited consolidated financial statements for the year ended December 31, 2004 (as filed on Form 10-K with the Securities and Exchange Commission on March 15, 2005) and the Company’s unaudited financial statements for the three months ended March 31, 2005 (as filed on Form 10-Q with the Securities and Exchange Commission on May 4, 2005). The historical statement of operations for CBH related to the year ended December 31, 2004 was derived from the audited statements of operations of CBH. The historical statement of operations and balance sheet for CBH related to the three months ended March 31, 2005 was derived from the unaudited financial statements of CBH. The historical financial statements used in preparing the pro forma financial data are summarized and should be read in conjunction with the Company’s complete historical financial statements and risk factors all of which are included in the filings with the Securities and Exchange Commission noted above.

The pro forma adjustments, which are based upon available information and upon certain assumptions that the Company believes are reasonable, are described in the accompanying notes.

The Company is providing the unaudited pro forma consolidated financial information for informational purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined companies will experience. The unaudited pro forma consolidated statements of operations do not give effect to any cost savings or operating synergies expected to result from the acquisitions or the costs to achieve such cost savings or operating synergies.

The Providence Service Corporation

Pro Forma Consolidated Balance Sheets

As of March 31, 2005

Unaudited

	Historical Providence	Historical CBH	Pro Forma Adjustements		Pro Forma Total
Assets
Current assets:
Cash and cash equivalents	$13,478,884	$—	$4,050,777	(4)	$16,641,977
			(887,684	)(2)
Accounts receivable, net of allowance of $156,000 and $0	20,549,481	942,382	—		21,491,863
Management fee receivable	5,054,787	—	—		5,054,787
Prepaid expenses and other	3,519,171	1,820	—		3,520,991
Deferred tax asset	474,760	—	—		474,760

Total current assets	43,077,083	944,202	3,163,093		47,184,378
Property and equipment, net	2,289,945	11,974	—		2,301,919
Notes receivable	1,282,341	—	—		1,282,341
Goodwill	24,789,289	—	7,967,646	(1)	32,305,897
			(451,038	)(1)
Intangible assets, net	7,376,937	—	5,078,000	(1)	12,031,771
			(423,166	)(3)
Deferred tax asset	606,694	—	—		606,694
Other assets	836,935	—	—		836,935

Total assets	$80,259,224	$956,176	$15,334,535		$96,549,935

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,871,617	$47,987	$—		$1,919,604
Accrued expenses	8,739,686	457,151	958,075	(5)	10,154,912
Deferred revenue	548,740	—	—		548,740
Current portion of capital lease obligations	95,686	—	—		95,686
Current portion of long-term obligations	400,000	—	2,000,000	(1)	2,400,000

Total current liabilities	11,655,729	505,138	2,958,075		15,118,942

Capital lease obligations, less current portion	15,459	—	—		15,459

Long-term obligations, less current portion	600,000	—	776,278	(1)	9,376,278

			8,000,000	(1)

Stockholders’ equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 9,558,886 issued and outstanding (including treasury shares)	9,559	—	117	(1)	9,676
Additional paid-in capital	67,027,505	—	2,269,251	(1)	69,296,756
Equity of acquired entity	—	451,038	(451,038	)(1)	—
Accumulated earnings	1,249,718	—	(532,610	)(2)(5)	3,031,570
			(253,900	)(3)(5)
			(1,482,415	)(5)
			4,050,777	(4)

	68,286,782	451,038	3,600,182		72,338,002
Less 146,905 treasury shares, at cost	298,746	—	—		298,746

Total stockholders’ equity	67,988,036	451,038	3,600,182		72,039,256

Total liabilities and stockholders’ equity	$80,259,224	$956,176	$15,334,535		$96,549,935

The Providence Service Corporation

Pro Forma Consolidated Statements of Operations

For the three months ended March 31, 2005

Unaudited

	Historical Providence	Historical CBH	Pro Forma Adjustments		Pro Forma Total
Revenues:
Home and community based services	$26,175,502	$2,385,427	$—		$28,560,929
Foster care services	3,358,547	—	—		3,358,547
Management fees	2,499,210	—	—		2,499,210

	32,033,259	2,385,427	—		34,418,686

Operating expenses:
Client service expense	24,175,298	1,675,750	—		25,851,048
General and administrative expense	3,959,277	—	—		3,959,277
Depreciation and amortization	370,535	919	84,633	(3)	456,087

Total operating expenses	28,505,110	1,676,669	84,633		30,266,412

Operating income	3,528,149	708,758	(84,633)		4,152,274
Other (income) expense:
Interest expense	85,551	—	158,536	(2)	244,087
Interest income	(47,933)	—	—		(47,933)

Income before income taxes	3,490,531	708,758	(243,169)		3,956,120
Provision for income taxes	1,396,212	—	186,236	(5)	1,582,448

Net income	$2,094,319	$708,758	$(429,405)		$2,373,672

Earnings per common share:
Basic	$0.22				$0.25

Diluted	$0.22				$0.24

Weighted-average number of common shares outstanding:
Basic	9,498,806		117,371	(6)	9,616,177
Diluted	9,659,489		117,371	(6)	9,776,860

The Providence Service Corporation

Pro Forma Consolidated Statements of Operations

For the year ended December 31, 2004

Unaudited

	Historical Providence	Historical CBH	Pro Forma Adjustments		Pro Forma Total
Revenues:
Home and community based services	$73,106,046	$9,344,100	$—		$82,450,146
Foster care services	13,178,098	—	—		13,178,098
Management fees	10,681,500	—	—		10,681,500

	96,965,644	9,344,100	—		106,309,744

Operating expenses:
Client service expense	71,946,198	6,343,048	—		78,289,246
General and administrative expense	12,116,236	—	—		12,116,236
Depreciation and amortization	1,325,420	3,775	338,533	(3)	1,667,728

Total operating expenses	85,387,854	6,346,823	338,533		92,073,210

Operating income	11,577,790	2,997,277	(338,533)		14,236,534
Other (income) expense:
Interest expense	432,729	—	729,147	(2)	1,161,876
Interest income	(175,366)	—	—		(175,366)

Income before income taxes	11,320,427	2,997,277	(1,067,680)		13,250,024
Provision for income taxes	4,235,363	—	771,839	(5)	5,007,202

Net income	$7,085,064	$2,997,277	$(1,839,519)		$8,242,822

Earnings per common share:
Basic	$0.77				$0.88

Diluted	$0.76				$0.87

Weighted-average number of common shares outstanding:
Basic	9,216,988		117,371	(6)	9,334,359
Diluted	9,355,480		117,371	(6)	9,472,851

The Providence Service Corporation

Notes to Pro Forma Consolidated Financial Information

(Unaudited)

In June 2005, the net assets of CBH, a Pennsylvania provider of home and school based social services for children, were transferred to CBH, Inc. for purposes of affecting the sale of CBH to the Company. On June 13, 2005, the Company acquired all of the equity interest in CBH, Inc. for a total purchase price of approximately $14.5 million, subject to certain working capital adjustments. The purchase price consisted of $10.0 million in cash, 117,371 shares of the Company’s unregistered common stock valued at $3.0 million, and an unsecured, subordinated promissory note in the principal amount of approximately $776,000 after deducting certain credits related to preliminary working capital adjustments of approximately $724,000. The number of shares of the Company’s unregistered common stock issued in connection with this transaction and the principal and accrued interest thereon related to the promissory note may be subsequently adjusted in accordance with the terms and conditions of the purchase agreement.

The acquisition has been accounted for using the purchase method of accounting and the results of operations are included in the Company’s consolidated financial statements from the date of acquisition. The cost of this acquisition has been allocated to the assets and liabilities acquired based on a preliminary evaluation of their respective fair values and may change when the final valuation of certain intangible assets and acquired working capital is determined.

In June 2001, the FASB issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), which requires non-amortization of goodwill and intangible assets that have indefinite useful lives and annual tests of impairment of those assets. The statement also provides specific guidance about how to determine and measure goodwill and intangible asset impairment, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001 and applied to all goodwill and other intangible assets recognized in financial statements at that date. Goodwill and certain intangible assets acquired after June 30, 2001 are subject to the non-amortization provisions of the statement. As the Company adopted SFAS 142 effective July 1, 2001, no amortization of goodwill resulting from this acquisition has been included in the accompanying unaudited pro forma consolidated financial information.

1.	The following represents the Company’s preliminary allocation of the purchase price:

Consideration:
Cash	$10,000,000
Note ($1.5 million less approximately $724,000 for certain working capital adjustments)	776,278
Common shares ($3.0 million discounted for lack of marketability)	2,269,368
Estimated costs of acquisition	385,249

$13,430,895

Allocated to:
Working capital	$833,628
Intangibles	5,078,000
Goodwill	7,519,267

$13,430,895

The unregistered shares of the Company’s common stock issued in connection with this transaction were valued at $3.0 million based on certain terms of the purchase agreement for purposes of determining the purchase price. As unregistered shares, they cannot be freely traded on the open market and as a result the value of these unregistered shares for purchase price allocation purposes has been discounted based upon a lack of marketability as determined by an independent third party business valuation firm.

The amount allocated to intangibles represents acquired customer relationships. The Company valued customer relationships acquired in this acquisition based on expected future cash flows resulting from the underlying contracts with state and local agencies to provide social services. No significant residual value is estimated for these intangibles. Amortization of the acquired customer relationships will be recognized over an estimated useful life of 15 years.

2.	Represents increased interest expense on borrowings to partially fund the acquisition purchase price of $10.0 million. Assuming an interest rate of 7.6%, additional interest expense for the three months ended March 31, 2005 and the year ended December 31, 2004 equaled $148,833 and $690,333. In addition, increased interest expense was incurred on the $776,278 Note issued as part of the purchase consideration to the former shareholder of CBH, Inc. Assuming an interest rate of 5%, additional interest expense for the three months ended March 31, 2005 and the year ended December 31, 2004 equaled $9,703 and $38,814. Thus, resulting in a total adjustment to interest expense of $158,536 and $729,147 for the three months ended March 31, 2005 and the year ended December 31, 2004.

3.	Represents an increase in the amortization expense of $84,633 and $338,533 for the three months ended March 31, 2005 and the year ended December 31, 2004 related to the allocation of a portion of the purchase consideration to customer relationships classified as intangible assets.

4.	CBH consists of the combined Behavioral Health Rehabilitation Services and Cambria Partial Hospitalization programs (“BHRS-Cambria”), which were operated by Nulton Diagnostic & Treatment Center, PC, (“Nulton”) prior to June 13, 2005. Effective June 13, 2005, the combined net assets of CBH were transferred to the newly formed CBH, Inc. from Nulton for purposes of affecting the sale of CBH pursuant to a purchase agreement whereby the Company acquired all of the then existing equity interest in CBH, Inc. from Larry J. Nulton, the sole shareholder of CBH, Inc. and Nulton, on that day. CBH engaged in cash flow transactions with Nulton for the purpose of distributing working and investment capital to Nulton to fund Nulton’s other operations. For the three months ended March 31, 2005 and the year ended December 31, 2004, CBH distributed working and investment capital in the form of cash disbursements to Nulton in the amount of approximately $1.1 million and $3.0 million. On a pro forma basis these cash distributions were assumed to be retained by the Company.

5.	On a pro forma basis the adjustments to income before taxes set forth in notes 2 and 3 above and CBH’s historical income before taxes are assumed to be tax adjusted using the Company’s effective tax rate of 40% for the three months ended March 31, 2005 and the year ended December 31, 2004 as follows:

	Three months ended March 31, 2005	Year ended December 31, 2004
Pro forma loss before taxes	$(243,169)	$(1,067,680)
Historical CBH income before taxes	708,758	2,997,277

Net pro forma income before taxes	465,589	1,929,597
Pro forma effective tax rate	40%	40%

Pro forma provision for income taxes	$186,236	$771,839

6.	The shares of common stock issued by the Company in connection with this transaction were assumed, on a pro forma basis, to be issued at the beginning of each period presented.

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit Number		Description
2.1	*	Purchase Agreement dated as of June 13, 2005 by and between The Providence Service Corporation and Children’s Behavioral Health, Inc., Nulton Diagnostic & Treatment Center, P.C. and Larry J. Nulton, Ph.D. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

23.1		Consent of Independent Registered Public Accounting Firm.

99.1	*	Press Release dated June 14, 2005.

*	Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 26, 2005	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number		Description
2.1	*	Purchase Agreement dated as of June 13, 2005 by and between The Providence Service Corporation and Children’s Behavioral Health, Inc., Nulton Diagnostic & Treatment Center, P.C. and Larry J. Nulton, Ph.D. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

23.1		Consent of Independent Registered Public Accounting Firm.

99.1	*	Press Release dated June 14, 2005.

*	Previously filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2005.